    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JANUARY 15, 1998



                                                      REGISTRATION NO. 333-43301

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------


                                AMENDMENT NO. 1



                                       TO


                                    FORM S-1
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                            ------------------------

                      ANNUITY AND LIFE RE (HOLDINGS), LTD.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)
                            ------------------------

             BERMUDA                             6311                         NOT APPLICABLE
 (STATE OR OTHER JURISDICTION OF     (PRIMARY STANDARD INDUSTRIAL            (I.R.S. EMPLOYER
  INCORPORATION OF ORGANIZATION)     CLASSIFICATION CODE NUMBER)          IDENTIFICATION NUMBER)
          VICTORIA HALL, VICTORIA STREET                          CT CORPORATION SYSTEM
                  P.O. BOX HM1262                                     1633 BROADWAY
             HAMILTON, HM FX, BERMUDA                           NEW YORK, NEW YORK 10019
                  (441) 295-3278                                     (212) 664-1666
(ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER,       (NAME, ADDRESS, INCLUDING ZIP CODE, AND
       INCLUDING AREA CODE, OF REGISTRANT'S              TELEPHONE NUMBER, INCLUDING AREA CODE,
           PRINCIPAL EXECUTIVE OFFICES)                           OF AGENT FOR SERVICE)

                                   COPIES TO:

      F. DOUGLAS RAYMOND, III, ESQ.            CHARLES G. COLLIS, JR., ESQ.              CRAIG B. BROD, ESQ.
       DRINKER BIDDLE & REATH LLP                 CONYERS DILL & PEARMAN         CLEARY, GOTTLIEB, STEEN & HAMILTON
1100 PHILADELPHIA NATIONAL BANK BUILDING             CLARENDON HOUSE                      ONE LIBERTY PLAZA
          1345 CHESTNUT STREET               2 CHURCH STREET, P.O. BOX HM666          NEW YORK, NEW YORK 10006
  PHILADELPHIA, PENNSYLVANIA 19107-3496          HAMILTON, HM CX, BERMUDA                  (212) 225-2000
             (215) 988-2700                           (441) 295-1422

     APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after the effective date of this Registration Statement.

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [ ]

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] __________

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] __________

     If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] __________

     If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. [ ]


     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

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

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

     The following table sets forth the expenses payable by the Registrant in connection with this Registration Statement. All of such expenses are estimates, other than the filing and quotation fees payable to the Securities and Exchange Commission, the National Association of Securities Dealers, Inc. and The Nasdaq National Market.

        Filing Fee -- Securities and Exchange Commission...................  $90,919
        Filing Fee -- National Association of Securities Dealers, Inc......   30,500
        Quotation Fees -- The Nasdaq National Market.......................   50,000
        Advisory Fees......................................................        *
        Reimbursement to Inter-Atlantic Securities Corp....................        *
        Fees and Expenses of Counsel.......................................        *
        Fees and Expenses of Accountants...................................        *
        Printing Expenses..................................................        *
        Blue Sky Fees and Expenses.........................................        *
        Fees and Expenses of Transfer Agent................................        *
        Miscellaneous Expenses.............................................        *
                                                                             -------
                  Total....................................................  $     *
                                                                             =======

---------------
* To be completed by amendment.

ITEM 14.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Section 31 of the Registrant's Bye-Laws provides that: (a) the directors and officers of the Registrant shall be indemnified from and against all actions, costs, charges, losses, damages and expenses which they shall incur by reason of any act done in connection with their duty as a director or officer of the Registrant (b) each director and officer of the Registrant shall be indemnified out of the funds of the Registrant against all liabilities incurred by him as such a director or officer of the Registrant in defending any proceedings in which judgment is given in his favor or he is acquitted or relieved from liability and (c) funds shall be advanced to each director or officer of the Registrant on his incurring liability prior to judgment provided that should he be found guilty of a criminal or other offense for which he cannot by law be indemnified he shall reimburse the Registrant for the funds advanced.


     Section 32 of the Registrant's Bye-Laws provides that each shareholder agrees to waive any claim or right of action such shareholder might have against any director or officer on account of any action taken by such director or officer, or the failure of such director or officer to take any action in the performance of his or her duties with or for the Registrant, provided that such waiver does not extend to any matter in respect of any fraud or dishonesty that may attach to such director or officer.


     Reference is made to the form of Underwriting Agreement to be filed as
Exhibit 1.1 hereto for provisions providing that the Underwriters are obligated, under certain circumstances, to indemnify the directors, certain officers and the controlling persons of the Registrant against certain liabilities under the Securities Act of 1933, as amended (the "Securities Act").


     Reference is made to the Agreement to be filed as Exhibit 10.4 hereto for provisions providing that the Registrant and Inter-Atlantic Securities Corp. are each obligated to indemnify the other for certain actions.

ITEM 15.  RECENT SALES OF UNREGISTERED SECURITIES.

     Since its formation, the Registrant has issued the following securities that were not registered under the Securities Act:

          (a) On December 3, 1997, the Registrant sold 12,000 Common Shares to the Annuity Re Purpose Trust, a Bermuda trust, for an aggregate price of $12,000. The Registrant will repurchase these shares upon consummation of the Offering and such shares will be cancelled.


          (b) On December 9, 1997, the Registrant sold Class A Warrants for an aggregate price of $238,000 to Frederick S. Hammer, Robert M. Lichten, Michael P. Esposito, Jr., William S. Ogden, Jr., Andrew S. Lerner and Arnold Welles to purchase up to an aggregate number of Common Shares equal to 12% of the sum of (i) the Common Shares outstanding immediately following the consummation of the Offering (but excluding any shares held by the Annuity Re Purpose Trust) and (ii) the Common Shares issuable upon exercise or conversion of any security outstanding immediately following the consummation of the Offering, except for the Class A Warrants and any options granted by the Company under its Initial Stock Option Plan at an exercise price equal to the initial public offering price per share.


     No underwriters were involved in the foregoing sales of securities. Such sales were made in reliance upon an exemption from the registration provisions of the Securities Act set forth in Section 4(2) thereof relative to sales by an issuer not involving a public offering. All of the foregoing securities are deemed restricted securities for purposes of the Securities Act.

ITEM 16.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

     (a) Exhibits


EXHIBIT
NUMBER                                  DESCRIPTION OF DOCUMENT
------     ----------------------------------------------------------------------------------
 1.1*      Form of Underwriting Agreement.
 3.1**     Memorandum of Association, as amended.
 3.2**     Bye-Laws.
 4.1*      Specimen Common Share Certificate.
 4.2**     Form of Class A Warrant.
5.1***     Form of opinion of Conyers Dill & Pearman.
8.1***     Form of opinion of Conyers Dill & Pearman (included in Exhibit 5.1).
 8.2**     Form of opinion of Drinker Biddle & Reath LLP.
10.1**     Employment Agreement, dated as of December 3, 1997, between Lawrence S. Doyle and the Registrant.
10.2**     Initial Stock Option Plan.
10.3**     Insurance Management Agreement, dated as of December 22, 1997, between Marsh &
           McLennan Management (Bermuda) Limited and the Registrant.
10.4**     Agreement, dated as of December 23, 1997, between Inter-Atlantic Securities Corp.
           and the Registrant.
10.5**     Registration Rights Agreement dated January   , 1998 between the Registrant and
           the holders of the Class A Warrants.
21.1***    Subsidiaries of the Registrant.
23.1***    Consent of Conyers Dill & Pearman (included in Exhibit 5.1).
23.2**     Consent of Drinker Biddle & Reath LLP (included in Exhibit 8.2).
23.3***    Consent of KPMG Peat Marwick.
24.1****   Powers of Attorney.

---------------
   * To be filed by amendment.

  ** Filed herewith.


 *** Previously filed.



**** Included on signature page to Company's Registration Statement on Form S-1
     (333-43301) previously filed with the Securities and Exchange Commission on December 24, 1997.


     (b) Financial Statement Schedules

     All schedules of the Registrant for which provision is made in the applicable accounting regulations of the Commission are not required, are inapplicable, or have been disclosed in the notes to the consolidated financial statements and therefore have been omitted.

ITEM 17.  UNDERTAKINGS.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer, or controlling person of the Registrant in the successful defense of any action, suit, or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

     The undersigned Registrant hereby undertakes that:

          1. For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in the form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this Registration Statement as of the time it was declared effective.

          2. For the purposes of determining any liability under the Securities Act of 1933, each posteffective amendment that contains a form of prospectus shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     The undersigned Registrant hereby undertakes to provide to the underwriters at the closing specified in the underwriting agreements certificates in such denominations and registered in such names as required by the underwriters to permit prompt delivery to each purchaser.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Hamilton, Bermuda, on the 15th day of January, 1998.


                                          ANNUITY AND LIFE RE (HOLDINGS), LTD.

                                          By: /s/   LAWRENCE S. DOYLE
                                            ------------------------------------
                                                     Lawrence S. Doyle
                                               President and Chief Executive
                                                           Officer


     Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.



                SIGNATURE                               TITLE                      DATE
------------------------------------------  ------------------------------  ------------------

          /s/ LAWRENCE S. DOYLE             President, Chief Executive        January 15, 1998
------------------------------------------    Officer and Director
            Lawrence S. Doyle                 (Principal Executive
                                              Officer)

           /s/ ANDREW S. LERNER             Interim Chief Financial           January 15, 1998
------------------------------------------    Officer (Principal Financial
             Andrew S. Lerner                 and Accounting Officer)

                    *                       Chairman and Director             January 15, 1998
------------------------------------------
           Frederick S. Hammer

                    *                       Director                          January 15, 1998
------------------------------------------
         Michael P. Esposito, Jr.

                    *                       Deputy Chairman and Director      January 15, 1998
------------------------------------------
            Robert M. Lichten

                                            Director                          January 15, 1998
------------------------------------------
          Charles G. Collis, Jr.



* Lawrence S. Doyle, pursuant to a Power of Attorney executed by each of the directors and officers noted above and included in the signature page of the initial filing of this Registration Statement, by signing his name hereto, does hereby sign and execute this Amendment No. 1 to the Registration Statement on behalf of each of the persons noted above, in the capacities indicated, and does hereby sign and execute this Amendment No. 1 to the Registration Statement on his own behalf, in the capacities indicated.



                                          /s/      LAWRENCE S. DOYLE

                                          --------------------------------------

                                                    Lawrence S. Doyle

                                 EXHIBIT INDEX


EXHIBIT
NUMBER                                DESCRIPTION OF DOCUMENT                             PAGE
-------     ----------------------------------------------------------------------------  -----
 1.1*       Form of Underwriting Agreement.
 3.1**      Memorandum of Association, as amended.
 3.2**      Bye-Laws.
 4.1*       Specimen Common Share Certificate.
 4.2**      Form of Class A Warrant.
 5.1***     Form of opinion of Conyers Dill & Pearman.
 8.1***     Form of opinion of Conyers Dill & Pearman (included in Exhibit 5.1).
 8.2**      Form of opinion of Drinker Biddle & Reath LLP.
10.1**      Employment Agreement, dated as of December 3, 1997, between Lawrence S.
            Doyle and the Registrant.
10.2**      Initial Stock Option Plan.
10.3**      Insurance Management Agreement, dated as of December 22, 1997, between Marsh
            & McLennan Management (Bermuda) Limited and the Registrant.
10.4**      Agreement, dated as of December 23, 1997, between Inter-Atlantic Securities
            Corp. and the Registrant.
10.5**      Registration Rights Agreement.
21.1***     Subsidiaries of the Registrant.
23.1***     Consent of Conyers Dill & Pearman (included in Exhibit 5.1).
23.2**      Consent of Drinker Biddle & Reath LLP (included in Exhibit 8.2).
23.3***     Consent of KPMG Peat Marwick.
24.1****    Powers of Attorney.


---------------
   * To be filed by amendment.

  ** Filed herewith.


 *** Previously filed.



**** Included on signature page to Company's Registration Statement on Form S-1
     (333-43301) previously filed with the Securities and Exchange Commission on December 24, 1997.